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EXHIBIT 11

LANVISION SYSTEMS, INC.
COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE

For the three and nine months ended October 31, 2004 and 2003

                                           Three           Months        Nine            Months
                                        ---------------------------   ----------------------------
                                           2004             2003         2004             2003
                                        -----------      ----------   ------------    ------------
Net earnings (loss)                     $  (156,401)     $  481,655   $ (1,039,792)   $     19,459
                                        ===========      ==========   ============    ============
Average shares outstanding                9,082,494       9,011,131      9,062,221       8,989,303
Stock options & purchase plan:
 Total options & purchase plan shares             -         393,487              -         385,662
 Assumed treasury stock buyback                   -        (185,468)             -        (179,111)
Warrants assumed converted                        -               -              -               -
Convertible redeemable preferred
stock assumed converted                           -               -              -               -
                                        -----------      ----------   ------------    ------------
Number of shares used in per common
  share computation                       9,082,494       9,219,150      9,062,221       9,195,854
                                        ===========      ==========   ============    ============
Basic net earnings (loss) per share
of common stock                         $     (0.02)     $     0.05   $      (0.11)   $       0.00
                                        ===========      ==========   ============    ============
Diluted net earnings (loss) per share
of common stock                         $     (0.02)     $     0.05   $      (0.11)   $       0.00
                                        ===========      ==========   ============    ============

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